Exhibit 99.1

VICORP Restaurants, Inc. Announces
Fiscal First Quarter 2007 Results

DENVER, CO (March 9, 2007) — VICORP Restaurants, Inc., today announced financial results for its fiscal first quarter ended January 25, 2007.  Net revenues for the first quarter of 2007 were $119.3 million, a 6.4% increase from net revenues of $112.1 million reported in the first quarter of 2006. The increase in the net revenue resulted from an 82% increase in manufacturing pie sales to third parties as well as sales at the 18 new restaurants, net of closures, opened or acquired since the end of the first quarter of 2006.  Comparable restaurant sales for the first quarter of 2007 declined 4.0% versus the previous year’s first quarter.  Comparable restaurant sales for Village Inn and Bakers Square decreased 3.5% and 4.4%, respectively.  The net loss for the first quarter of 2007 was $1.1 million versus net income of $0.1 million in the comparable period of 2006.  Adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA” — as calculated in the accompanying Consolidated Statements of Adjusted EBITDA and Adjusted EBITDAR and discussed further below under the caption entitled “Factors Affecting Comparability and Non-GAAP Financial Information”) for the first quarter of 2007 was $10.6 million versus $12.6 million for the first quarter of 2006.

Operating profit was $5.1 million in the first quarter of 2007 versus $6.6 million in the first quarter of 2006, principally due to lower restaurant operating profit.  Food cost as a percentage of restaurant sales was slightly higher at 27.2% in the first quarter of 2007 versus 27.0% in the comparable period of 2006.  Labor costs as a percentage of restaurant sales increased to 32.6% in 2007 versus 31.6% in the comparable quarter of 2006.  Labor costs increased as a percentage of restaurant sales partially due to negative leverage associated with year-over-year store-level wage increases during a quarter of same store sales decline, certain state minimum wage increases, as well as higher percentage labor costs associated with the significant number of restaurants opened over recent quarters.   Other operating expenses increased by 0.6 pts as a percentage of restaurant sales primarily due to a 1.5 pt increase in occupancy expenses in the first quarter of 2007.  The increase in percentage occupancy costs in the first quarter of 2007 versus the comparable period of 2006 was largely a result of negative leverage associated with normal increases in occupancy costs relative to the decline in comparable restaurant sales, as well as higher percentage occupancy costs associated with the immature newly opened restaurants.

During the first quarter the Company opened five new Village Inn restaurants in existing markets.  In total, we expect to open up to nine new restaurants in fiscal 2007, all in the Village Inn brand.  Capital expenditures for fiscal 2007 across all expenditure areas are projected to be approximately $16.5 million.

Factors Affecting Comparability and Non-GAAP Financial Information

Our fiscal year is comprised of 52 or 53 weeks divided into four fiscal quarters of 12 or 13, 12, 12, and 16 weeks.  Our first quarter of both fiscal 2007 and fiscal 2006 were comprised of 12 weeks, or 84 days.  Fiscal 2007 and fiscal 2006 consist of 52 weeks, or 364 total days.

We believe that, in addition to other financial measures, earnings before interest, taxes, depreciation and amortization, “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are appropriate indicators to assist in the evaluation of our operating performance because they provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs and are used by securities analysts and others in evaluating companies in our industry.  However, “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are not prescribed terms under accounting principles generally accepted in the United States, do not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States.

Because “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures of other companies. Refer to the accompanying Consolidated Statements of Adjusted EBITDA and Adjusted EBITDAR for a reconciliation of these non-GAAP financial performance measures to the GAAP measures and other information.

Conference Call Information

VICORP will conduct a conference call on March 9, 2007 at 1:00 p.m. Eastern Time.  The conference call can be accessed by dialing 1-800-946-0713, Conference ID 4806406.  A recording of the conference call will be available after 5:00 p.m. Eastern Time March 10, by dialing 1-888-203-1112, Conference ID 4806406.

About VICORP Restaurants, Inc.

VICORP Restaurants, Inc. operates family-dining restaurants under two proven and well-recognized brands, Village Inn and Bakers Square. As of March 9, 2007, VICORP, founded in 1958, has 409 restaurants in 25 states, consisting of 314 company-operated restaurants and 95 franchised restaurants.  Village Inn is known for serving fresh breakfast items throughout the day, and we have also successfully leveraged its strong breakfast heritage to offer traditional American fare for lunch and dinner.  Bakers Square offers delicious food for breakfast, lunch and dinner complimented by its signature pies, including dozens of varieties of multi-layer specialty pies made from premium ingredients.  Our headquarters are located at 400 West 48th Avenue, Denver, Colorado 80216.

Safe Harbor Statement

This announcement includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include all matters that are not historical facts.  By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.  We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this announcement.  See the “Risk Factors” section of our Registration Statement dated July 9, 2004, filed with the Securities and Exchange Commission, for a discussion of some of the factors that may affect the Company and its operations.  Such factors include the following:  competitive pressures within the restaurant industry; changes in consumer preferences; the level of success of our operating strategy and growth initiatives; the level of our indebtedness and the terms and availability of capital; fluctuations in commodity prices; changes in economic conditions; government regulation; litigation; and seasonality and weather conditions.  In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this announcement, those results or developments may not be indicative of results or developments in subsequent periods.  Any forward-looking statements which we make in this announcement speak only as of the date of such statement, and we undertake no obligation to update such statements.  Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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VICORP Restaurants, Inc., Village Inn and Bakers Square are either registered trademarks or trademarks of VICORP Restaurants, Inc., or its subsidiaries in the United States and/or other countries.

Contact:	Anthony J. Carroll
Chief Financial Officer
VICORP Restaurants, Inc.
Direct: (303) 672-2266
Email: tony.carroll@vicorpinc.com

VI Acquisition Corp.
Consolidated Statements of Operations
(Unaudited)
(In thousands)

	For the fiscal quarter ended
	January 25,	January 26,
	2007	2006

Revenues:
Restaurant operations	$105,614	$104,126
Franchise operations	1,165	1,166
Manufacturing operations	12,478	6,840
Total revenues	119,257	112,132

Costs and expenses:
Restaurant costs:
Food	28,721	28,160
Labor	34,442	32,941
Other operating expenses	31,168	30,117
Franchise operating expenses	468	483
Manufacturing operating expenses	12,565	6,877
General and administrative expenses	6,611	6,442
Loss on disposition of assets	11	10
Assets impairments	—	308
Management fees — related party	196	196

Operating profit	5,075	6,598

Interest expense	(6,588)	(6,939)
Other income, net	438	171
Loss before income taxes	(1,075)	(170)
Income tax benefit	—	(235)

Net (loss) income	(1,075)	65

Preferred stock dividends and accretion	(2,396)	(2,185)

Net loss attributable to common stockholders	$(3,471)	$(2,120)

Note: In the fourth quarter of 2006 we changed the classification of certain expenses related to our manufacturing operations to be more consistent with industry practice.  First quarter 2006 results have been re-classified to be consistent with this presentation.

The following consolidated statements of adjusted EBITDA and adjusted EBITDAR  show “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” because we believe that, in addition to other financial measures, they are appropriate indicators to assist in the evaluation of our operating performance because they provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs and are used by securities analysts and others in evaluating companies in our industry.  However, “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” are not prescribed terms under accounting principles generally accepted in the United States, do not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. Because “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures of other companies.

VI Acquisition Corp.
Consolidated Statements of Adjusted EBITDA/EBITDAR
First Quarter
(Unaudited)
(In thousands)

	January 25,	January 26,
	2007	2006

Net (loss) income	$(1,075)	$65
Income tax benefit	—	(235)
Interest expense	6,588	6,939
Depreciation & amortization	4,693	5,143
EBITDA	10,206	11,912
Adjustments to EBITDA:
Loss on disposition of assets	11	10
Asset impairments	—	308
Amortization of rent related adjustments (a)	342	350
Total Adjustments	353	668
ADJUSTED EBITDA	$10,559	$12,580
Net rent expense	6,031	5,090
ADJUSTED EBITDAR	$16,590	$17,670

(a) Includes amortization of the fair market rent adjustments which we were required to recognize under purchase accounting at the time of the June 2003 acquisition.

VI Acquisition Corp.
Consolidated Balance Sheets
(unaudited)
((In thousands, except share data)

	January 25, 2007	November 2, 2006

ASSETS
Current assets:
Cash and cash equivalents	$1,887	$1,938
Receivables, net	7,982	12,497
Inventories	12,250	16,459
Deferred income taxes, short-term	2,360	2,387
Prepaid expenses and other current assets	3,884	4,476
Prepaid rent	529	2,459
Income tax receivable	1,072	1,180
Total current assets	29,964	41,396

Property and equipment, net	90,598	94,234
Assets under deemed landlord financing liability, net	99,408	99,884
Goodwill	91,881	91,881
Trademarks and tradenames	42,600	42,600
Franchise rights, net	9,911	10,071
Deferred income taxes	2,650	2,623
Other assets, net	12,027	12,553
Total assets	$379,039	$395,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and capitalized lease obligations	$624	$847
Unpresented checks	5,047	7,363
Accounts payable	13,708	15,931
Accrued compensation	8,198	8,170
Accrued taxes	7,538	7,049
Build-to-suit liability	191	2,549
Other accrued expenses	15,700	12,175
Total current liabilities	51,006	54,084

Long-term debt, net of current maturities	140,606	153,181
Capitalized lease obligations, net of current maturities	128	140
Deemed landlord financing liability	108,332	108,033
Other non-current liabilities	15,640	15,402
Total liabilities	315,712	330,840

Stock subject to repurchase	1,055	1,055

Stockholders’ equity:
Series A Preferred stock, $0.0001 par value:
Series A, 100,000 shares authorized, 68,943 shares issued and outstanding at January 25, 2007 and November 2, 2006, respectively (aggregate liquidation preference of $100,367 and $97,971, respectively)	100,897	98,501
Unclassified preferred stock, 100,000 shares authorized, no shares issued or outstanding	—	—
Common stock $0.0001 par value:
Class A, 2,800,000 shares authorized, 1,361,753 shares issued and outstanding at January 25, 2007 and November 2, 2006, respectively	—	—
Paid-in capital	2,446	2,446
Treasury stock, at cost 1,371.87 shares of preferred stock and 140,490 shares of common stock at January 25, 2007 and November 2, 2006, respectively	(1,057)	(1,057)
Accumulated deficit	(40,014)	(36,543)
Total stockholders’ equity	62,272	63,347
Total liabilities and stockholders’ equity	$379,039	$395,242